Exhibit 11.1
Statement Regarding Calculation of Earnings Per Share

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS

3 months ended September 30, 2004	9,723,695	10,074,329	$2,853,729	$0.29	$0.28
3 months ended September 30, 2005	10,082,730	10,781,971	$2,878,111	$0.29	$0.27

3 months ended September 30, 2004	Basic		Diluted

Average Shares Outstanding	9,723,695		9,723,695
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,364
Net Shares from Option - Plan 2			7,836
Options - Plan 3		289,400
Average Option Price		$7.59
Total Exercise Cost		$2,196,546
Shares Repurchased		151,800
Net Shares from Option - Plan 3			137,600
Options - Plan 4		546,863
Average Option Price		$12.30
Total Exercise Cost		$6,726,415
Shares Repurchased		464,852
Net Shares from Option - Plan 4			82,011
Options - Plan 5 - Omnibus		450,159
Average Option Price		$12.25
Total Exercise Cost		$5,514,448
Shares Repurchased		381,095
Net Shares from Option - Plan 5			69,064
Options - EFA Non-qualified		87,057
Average Option Price		$10.11
Total Exercise Cost		$880,146
Shares Repurchased		60,826
Net Shares from Option - EFA Non-qualified			26,231
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		160,204
Net Shares from Option - Moneta			26,292
Stock Appreciation Rights		8,933
Average Stock Appreciation Rights Price		$11.88
Total Exercise Cost		$106,124
Shares Repurchased		7,334
Net Shares from Stock Appreciation Rights			1,599

Gross Shares	9,723,695		10,074,329
Average Market Price		$14.47

3 months ended September 30, 2005	Basic		Diluted

Average Shares Outstanding	10,082,730		10,082,730
Options - Plan 2		8,035
Average Option Price		$6.23
Total Exercise Cost		$50,058
Shares Repurchased		2,169
Net Shares from Option - Plan 2			5,866
Options - Plan 3		153,541
Average Option Price		$8.72
Total Exercise Cost		$1,338,878
Shares Repurchased		58,010
Net Shares from Option - Plan 3			95,531
Options - Plan 4		423,885
Average Option Price		$12.37
Total Exercise Cost		$5,243,457
Shares Repurchased		227,186
Net Shares from Option - Plan 4			196,699
Options - Plan 5 - Omnibus		392,881
Average Option Price		$12.09
Total Exercise Cost		$4,749,931
Shares Repurchased		205,803
Net Shares from Option - Plan 5			187,078
Options - EFA Non-qualified		13,179
Average Option Price		$10.00
Total Exercise Cost		$131,790
Shares Repurchased		5,710
Net Shares from Option - EFA Non-qualified			7,469
Options - Moneta		188,904
Average Option Price		$12.43
Total Exercise Cost		$2,348,077
Shares Repurchased		101,736
Net Shares from Option - Moneta			87,168
Stock Appreciation Rights		7,800
Average Stock Appreciation Rights Price		$11.81
Total Exercise Cost		$92,118
Shares Repurchased		3,991
Net Shares from Stock Appreciation Rights			3,809
Restricted Share Units			115,622

Gross Shares	10,082,730		10,781,971
Average Market Price		$23.08

	Basic EPS number of shares	Diluted EPS number of shares	Net Income	Basic EPS	Diluted EPS

9 months ended September 30, 2004	9,681,437	10,005,663	$6,367,196	$0.66	$0.63
9 months ended September 30, 2005	10,017,354	10,667,539	$8,466,266	$0.85	$0.80

9 months ended September 30, 2004	Basic		Diluted

Average Shares Outstanding	9,681,437		9,681,437
Options - Plan 2		13,200
Average Option Price		$5.88
Total Exercise Cost		$77,616
Shares Repurchased		5,505
Net Shares from Option - Plan 2			7,695
Options - Plan 3		328,216
Average Option Price		$7.37
Total Exercise Cost		$2,418,952
Shares Repurchased		171,557
Net Shares from Option - Plan 3			156,659
Options - Plan 4		554,640
Average Option Price		$12.30
Total Exercise Cost		$6,822,072
Shares Repurchased		483,835
Net Shares from Option - Plan 4			70,805
Options - Plan 5 - Omnibus		456,068
Average Option Price		$12.26
Total Exercise Cost		$5,591,394
Shares Repurchased		396,553
Net Shares from Option - Plan 5			59,515
Options - EFA Non-qualified		88,514
Average Option Price		$10.12
Total Exercise Cost		$895,762
Shares Repurchased		63,529
Net Shares from Option - EFA Non-qualified			24,985
Options - CGB Qualified		665
Average Option Price		$11.67
Total Exercise Cost		$7,761
Shares Repurchased		550
Net Shares from Option - CGB Qualified			115
Options - Moneta		186,496
Average Option Price		$12.43
Total Exercise Cost		$2,318,145
Shares Repurchased		164,407
Net Shares from Option - Moneta			0
Stock Appreciation Rights		27,774
Average Stock Appreciation Rights Price		$11.84
Total Exercise Cost		$328,844
Shares Repurchased		23,322
Net Shares from Stock Appreciation Rights			4,452

Gross Shares	9,681,437		10,005,663
Average Market Price		$14.10

Moneta options are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan on a year-to-date basis .

9 months ended September 30, 2005	Basic		Diluted

Average Shares Outstanding	10,017,354		10,017,354
Options - Plan 2		11,459
Average Option Price		$5.96
Total Exercise Cost		$68,296
Shares Repurchased		3,291
Net Shares from Option - Plan 2			8,168
Options - Plan 3		177,234
Average Option Price		$8.50
Total Exercise Cost		$1,506,489
Shares Repurchased		72,602
Net Shares from Option - Plan 3			104,632
Options - Plan 4		444,612
Average Option Price		$12.36
Total Exercise Cost		$5,495,404
Shares Repurchased		264,839
Net Shares from Option - Plan 4			179,773
Options - Plan 5 - Omnibus		401,755
Average Option Price		$12.11
Total Exercise Cost		$4,865,253
Shares Repurchased		234,470
Net Shares from Option - Plan 5			167,285
Options - EFA Non-qualified		24,095
Average Option Price		$10.00
Total Exercise Cost		$240,950
Shares Repurchased		11,612
Net Shares from Option - EFA Non-qualified			12,483
Options - Moneta		189,375
Average Option Price		$12.43
Total Exercise Cost		$2,353,931
Shares Repurchased		113,442
Net Shares from Option - Moneta			75,933
Stock Appreciation Rights		7,800
Average Stock Appreciation Rights Price		$11.81
Total Exercise Cost		$92,118
Shares Repurchased		4,439
Net Shares from Stock Appreciation Rights			0
Restricted Share Units			101,912

Gross Shares	10,017,354		10,667,539
Average Market Price		$20.75

Stock appreciation rights are anti-dilutive due to the impact of adjusting net income for the expense associated with the plan on a year-to-date basis.

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